                                                                      EXHIBIT 11




                              PART II - EXHIBIT 11
              COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
              ---------------------------------------------------

                                                        Three Months Ended                Six Months Ended
                                                            December 31,                   December 31,
                                                       ----------------------        -------------------------
                                                             1997        1996             1997            1996
                                                          -------     -------          -------          ------
BASIC EARNINGS PER SHARE -

 Net income available to common stockholders           $  984,000  $  472,000       $1,852,000      $  865,000

 Weighted average common shares outstanding             5,077,920   4,972,066        5,076,853       4,971,748

  Basic Earnings per Share                             $     0.19  $     0.09       $     0.36      $     0.17


DILUTED EARNINGS PER SHARE -

  Net income available to common stockholders          $  984,000  $  472,000       $1,852,000      $  865,000

 Weighted average common shares outstanding             5,077,920   4,972,066        5,076,853       4,971,748

 Effect of Diluted Securities - stock options             141,683     208,612          136,297         193,644
                                                       ----------  ----------       ----------      ----------

 Weighted average common shares outstanding
   plus assumed conversions                             5,219,603   5,180,678        5,213,150       5,165,392
                                                       ==========  ==========       ==========      ==========

  Diluted Earnings per Share                           $     0.19  $     0.09       $     0.36      $     0.17


                                      (13)